UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2021

EMERGENT BIOSOLUTIONS INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33137	14-1902018
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
 400 Professional Drive, Suite 400,
Gaithersburg, Maryland 20879
(Address of principal executive offices, including zip code)

(240) 631-3200
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.001 per share	EBS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company     ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 9, 2021, the Compensation Committee (the “Committee”) of the Board of Directors of Emergent BioSolutions Inc. (the “Company”) approved certain actions with respect to the compensation of the current named executive officers of the Company (the “Named Executive Officers”), as listed in the Definitive Proxy Statement related to its 2020 Annual Meeting of Stockholders.

2020 Cash Bonuses and 2021 Base Salaries and Target Bonuses.

The Committee awarded cash bonuses to the following Named Executive Officers for their performance in 2020 in the following amounts:

•Fuad El-Hibri, Executive Chairman: not bonus eligible;
•Robert G. Kramer, President and Chief Executive Officer: $1,225,020;
•Richard S. Lindahl, Executive Vice President, Chief Financial Officer and Treasurer: $462,012;
•Adam R. Havey, Executive Vice President, Business Operations: $445,204; and
•Atul Saran, Executive Vice President, Corporate Development, General Counsel and Corporate Secretary:
$445,204.

The Committee also approved base salaries and target bonus percentages for the Named Executive Officers for 2021. The annualized base salaries and target bonus percentages, respectively, effective as of January 1, 2021, are as follows:

•Fuad El-Hibri, $1,135,000 and N/A;
•Robert G. Kramer, $1,000,000 and 120%;
•Richard S. Lindahl, $575,000 and 60%;
•Adam R. Havey, $555,000 and 60%; and
•Atul Saran: $555,000 and 60%.

Equity Awards.

The Committee approved grants of stock options, time-based restricted stock units (“RSUs,” each an “RSU”) and performance-based stock units (“PSUs,” each a “PSU”) in accordance with the terms and provisions of the Company’s stock option and RSU award agreements, the 2021-2023 Performance-Based Stock Unit Award Agreement (the “PSU Award Agreement”) and the Emergent BioSolutions Inc. Stock Incentive Plan (the “Stock Incentive Plan”) to be made on February 24, 2021 to the Named Executive Officers based on the following cash values:

•Fuad El-Hibri, based on a value of $2,600,000;
•Robert G. Kramer, based on a value of $5,600,000;
•Richard S. Lindahl, based on a value of $1,500,000;
•Adam R. Havey, based on a value of $1,400,000; and
•Atul Saran, based on a value of $1,400,000.

For the Named Executive Officers, other than the Executive Chairman, 50% of the value was made in the form of stock options, 25% of the value was made in the form of RSUs that vest solely based on the passage of time and 25% of the value was made in the form of PSUs that vest based on the achievement of the performance objective noted above. For the Executive Chairman, 50% of the value was made in the form of stock options and 50% of the value was made in the form of RSUs that vest solely based on the passage of time.

2021-23 Performance Stock Unit Recommendation.

The Committee also approved the PSU Unit Award Agreement, a form of which is attached hereto as Exhibit 10, for the PSU awards. PSU awards will result in the issuance of a number of shares based on the level of achievement with respect to Adjusted EBITDA Margin (as defined below) calculated on a cumulative basis over the three-year period beginning January 1, 2021 and ending December 31, 2023 (the “Performance Period”). Adjusted EBITDA Margin on a cumulative basis is equal the sum of Adjusted EBITDA for each year in the Performance Period divided by the sum of GAAP revenue for each year in the Performance Period. Adjusted EBITDA (as defined below) is defined as adjusted earnings before interest, taxes, depreciation and amortization, as reported by the Company. The minimum performance objective, target performance objective and maximum performance objective will result in a share payout of 50%, 100% and 150% of the target number of shares, respectively. The PSU awards approved by the Committee will vest based on the achievement of the performance objective, as certified by the Committee following the end of the Performance Period.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description
99	Form of 2021-2023 Performance-Based Stock Unit Award Agreement.
101
Emergent BioSolutions Inc. Current Report on Form 8-K, dated February 9, 2021, formatted in XBRL (Extensible Business Reporting Language): Cover Page. The instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERGENT BIOSOLUTIONS INC.

Dated: February 16, 2021	By:	/s/ RICHARD S. LINDAHL
Name: Richard S. Lindahl Title: Executive Vice President, Chief Financial Officer and Treasurer